UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025
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Alight, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street,
50th Floor, Suite 5000, Chicago,IL		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (224)737-7000
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2025, Mr. Daniel S. Henson, Ms. Erika Meinhardt and Ms. Regina M. Paolillo notified the board of directors (the “Board”) of Alight, Inc. (the “Company” or “Alight”) of their decision to step down, effective March 1, 2025 (the “Effective Date”), from their positions as members of the Board. None of Mr. Henson’s, Ms. Meinhardt’s or Ms. Paolillo’s decisions to leave the Board resulted from any disagreements with management or with the Board or any matter relating to the operations, policies or practices of the Company.

On February 20, 2025, the Board increased the size of the Board from ten (10) directors to eleven (11) and appointed (i) Mr. Russell P. Fradin as a director and the Chair of the Board and (ii) Mr. Michael E. Hayes, Mr. Robert A. Lopes, Jr. and Mr. Robert A. Schriesheim as directors, in each case effective as of the Effective Date. Mr. Hayes and Mr. Schriesheim will each serve as a Class I director with a term expiring at the Company’s 2025 annual meeting and each is expected to be nominated for reelection at the 2025 annual meeting and Mr. Fradin and Mr. Lopes will each serve as a Class II director with a term expiring at the Company’s 2026 annual meeting.

Following such actions, the Board composition will be as follows effective as of March 1, 2025:

Class I: David D. Guilmette, Michael E. Hayes, Kausik Rajgopal, and Robert A. Schriesheim
Class II: Robert A. Lopes, Jr., Richard N. Massey, and Russell P. Fradin
Class III: Siobhan Nolan Mangini, Coretha M. Rushing, and Denise Williams

The Board also appointed (i) Mr. Hayes as a member of the Audit Committee and the Compensation Committee, (ii) Mr. Lopes as a member of the Audit Committee and the Nominating and Corporate Governance Committee and (iii) Mr. Schriesheim as a member of the Audit Committee and the Compensation Committee. The Board does not anticipate appointing Mr. Fradin to any Board committees at this time.

Each of Messrs. Fradin, Hayes, Lopes and Schriesheim has no family relationship with any director or executive officer of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Fradin was designated to the Board by the Sponsor Designator (as such term is defined in the Investor Rights Agreement) in accordance with the Investor Rights Agreement, dated as of July 2, 2021 (as amended, the “Investor Rights Agreement”), described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2021. There is no arrangement or understanding between Messrs. Hayes, Lopes or Schriesheim and any other person pursuant to which any of them was selected as a director.

Additionally, on February 13, 2025, the Board, upon recommendation of the Compensation Committee, approved revisions to the compensation program for non-employee directors (as revised, the “Director Compensation Program”). Pursuant to the Director Compensation Program, eligible directors (including Messrs. Hayes, Lopes and Schriesheim) will receive an annual cash retainer of $85,000 and an annual equity retainer of $200,000, and the Chair of the Board (Mr. Fradin) will receive an annual cash retainer of $200,000 and an annual equity retainer of $300,000, in each case prorated for the applicable dates of service. Additionally, members of the Audit Committee (including Messrs. Hayes, Lopes and Schriesheim) will receive an additional annual cash retainer of $15,000 and members of the Compensation Committee (including Messrs. Hayes and Schriesheim) and of the Nominating and Corporate Governance Committee (including Mr. Lopes) will receive an additional annual cash retainer of $10,000. The Director Compensation Program will apply to Messrs. Fradin, Hayes, Lopes and Schriesheim as of the Effective Date and will become effective for continuing directors on April 1, 2025. In connection with his appointment as Chair of the Board, Mr. Fradin will also receive an additional grant of restricted stock units having a value of $500,000.
Item 7.01 Regulation FD Disclosure.
On February 20, 2025, the Company issued a press release announcing the foregoing director appointments and resignations, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

99.1	Press Release of the Company dated as of February 20, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGHT, INC.

Date:	February 20, 2025	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary